Exhibit 4.3

EXECUTION VERSION

BAXTER INTERNATIONAL INC.

$750,000,000 3.750% SENIOR NOTES DUE 2025

$500,000,000 3.950% SENIOR NOTES DUE 2030

REGISTRATION RIGHTS AGREEMENT

March 26, 2020

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York New York 10179

  as Representatives of the Initial Purchasers

Ladies and Gentlemen:

Baxter International Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Citigroup Global Markets Inc. (“Citigroup”), Goldman Sachs & Co. LLC (“Goldman Sachs”) and J.P. Morgan Securities LLC (“J.P. Morgan”) and the initial purchasers named in Schedule A hereto  (collectively, the “Initial Purchasers”), for whom Citigroup, Goldman Sachs and J.P. Morgan are acting as representatives (in such capacity, collectively, the “Representatives”), upon the terms set forth in a purchase agreement dated March 24, 2020 (the “Purchase Agreement”) by and among the Company and the Representatives, $750,000,000 aggregate principal amount of its 3.750% Senior Notes due 2025 (the “Initial 2025 Securities”) and $500,000,000 aggregate principal amount of its 3.950% Senior Notes due 2030 (the “Initial 2030 Securities” and, together with the Initial 2025 Securities, the “Initial Securities”). The Initial Securities will be issued pursuant to an indenture, dated as of March 26, 2020 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated March 26, 2020, between the Company and the Trustee (the “First Supplemental Indenture”) (the Base Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”). As an inducement to the Initial Purchasers, the Company agrees with the Initial Purchasers, for the benefit of the holders of the Initial Securities (including, without limitation, the Initial Purchasers), the Exchange Securities (as defined below) and the Private Exchange Securities (as defined below) (collectively the “Holders”), as follows:

1.Registered Exchange Offer. The Company shall, at its own cost, prepare and use commercially reasonable efforts to file with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to a proposed offer (the “Registered Exchange Offer”) to the Holders of Transfer Restricted Securities (as defined in Section 6 hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for Initial Securities of the applicable series, a like aggregate principal amount of debt securities (the “Exchange Securities”) of the

Company issued under the Indenture and identical in all material respects to the corresponding series of Initial Securities (except for the transfer restrictions relating to the Initial Securities and the provisions relating to the matters described in Section 6 hereof) that would be registered under the Securities Act. The Company shall use commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act. The Company shall use its commercially reasonable efforts to (i) consummate the Registered Exchange Offer on or prior to the 540th day  after the date of this agreement (the “Issue Date”) and (ii) consummate the Registered Exchange Offer on or before the 60th day after the Exchange Offer Registration Statement becomes effective under the Securities Act.

If the Company effects the Registered Exchange Offer, the Company will be entitled to close the Registered Exchange Offer 20 business days after the commencement thereof provided that the Company has accepted all the Initial Securities theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of Transfer Restricted Securities (as defined in Section 6 hereof) electing to exchange the Initial Securities of the applicable series for Exchange Securities of the corresponding series (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Securities in the ordinary course of such Holder’s business and has no arrangements with any person to participate in the distribution of the Exchange Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States.

The Company acknowledges that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder that is a broker-dealer electing to exchange Initial Securities, acquired for its own account as a result of market-making activities or other trading activities, for Exchange Securities (a “Participating Broker-Dealer”), is required to deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section, and (c) Annex C hereto in the “Plan of Distribution” section of such prospectus in connection with a sale of any such Exchange Securities received by such Participating Broker-Dealer pursuant to the Registered Exchange Offer and (ii) an Initial Purchaser that elects to sell Exchange Securities acquired in exchange for Initial Securities constituting any portion of an unsold allotment is required to deliver a prospectus containing the information required by Item 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.

The Company shall use commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective under the Securities Act (including by amending and supplementing the prospectus contained therein) from and including the date the Exchange Offer Registration Statement becomes effective until the end of such period of time as  persons subject to the prospectus delivery requirements of the Securities Act must comply with such requirements in order to resell the Exchange Securities; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Participating Broker-Dealer or an Initial Purchaser, such period shall be the lesser of 180 days and the date on which all Participating Broker-Dealers and the Initial Purchasers have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 3(j) below) and (ii) the Company shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange Securities for a period of not less than 90 days after the consummation of the Registered Exchange Offer.

If, upon consummation of the Registered Exchange Offer, any Initial Purchaser holds Initial Securities acquired by it as part of its initial distribution, the Company, simultaneously with the delivery of the Exchange Securities pursuant to the Registered Exchange Offer, shall issue and deliver to such Initial Purchaser upon the written request of such Initial Purchaser, in exchange (the “Private Exchange”) for the Initial Securities held by such Initial Purchaser, a like principal amount of debt securities of the Company issued under the Indenture and identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the United States, but excluding provisions relating to the matters described in Section 6 hereof) to the Initial Securities (the “Private Exchange Securities”). The Initial Securities, the Exchange Securities and the Private Exchange Securities are herein collectively called the “Securities”.

In connection with the Registered Exchange Offer, the Company shall:

(a)mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b)keep the Registered Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

(c)utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

(d)permit Holders to withdraw tendered Securities at any time prior to the close of business, or 5:00 p.m., New York City time, on the last business day on which the Registered Exchange Offer shall remain open; and

(e)otherwise comply with all applicable laws.

As soon as practicable after the close of the Registered Exchange Offer or the Private Exchange, as the case may be, the Company shall:

(x)accept for exchange all the Initial Securities validly tendered and not withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

(y)deliver to the Trustee for cancellation all the Initial Securities so accepted for exchange; and

(z)cause the Trustee to authenticate and deliver promptly to each Holder of the Initial Securities, Exchange Securities or Private Exchange Securities, as the case may be, of the applicable series, equal in principal amount to the Initial Securities of such Holder so accepted for exchange.

The Indenture will provide that the Exchange Securities will not be subject to the transfer restrictions set forth in the Indenture and that all the Securities of a series will vote and consent together on all matters as one class and that none of the Securities of a series will have the right to vote or consent as a class separate from one another on any matter.

Interest on each Exchange Security and Private Exchange Security issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the Initial Securities surrendered in exchange therefor or, if no interest has been paid on the Initial Securities, from the Issue Date.

Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Securities Act, (iii) such Holder is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.

Notwithstanding any other provisions hereof, the Company will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.Shelf Registration. If (i) the Company determines that it is not permitted to effect a Registered Exchange Offer with respect to a series of Initial Securities, as contemplated by Section 1 hereof, under applicable law or applicable interpretations thereof by the staff of the Commission, (ii) the Registered Exchange Offer with respect to a series of Initial Securities is not consummated on or prior to the 540th day after the Issue Date, or (iii) any Initial Purchaser notifies the Company in writing following the consummation of the Registered Exchange Offer that such Initial Purchaser holds Transfer Restricted Securities that are not eligible to be exchanged for Exchange Securities in the Registered Exchange Offer, the Company shall take the following actions:

(a)The Company shall, at its cost, prepare and file with the Commission and thereafter use commercially reasonable efforts to cause to be declared effective (unless it becomes effective automatically upon filing) a registration statement (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, a “Registration Statement”) on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities (as defined in Section 6 hereof) of the applicable series (or both series, as the case may be) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Shelf Registration”); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

(b)The Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities until all the Securities covered by the Shelf Registration Statement have been sold pursuant thereto (such period being called the “Shelf Registration Period”).

(c)Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of its respective effective date, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the prospectus in light of the circumstances under which they were made), not misleading.

3.Registration Procedures. In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

(a)The Company shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Registered Exchange Offer or the Shelf Registration, the Company shall use commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose, provided that such comments are received by the Company within ten business days after the receipt by such Initial Purchaser of such document; (ii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section and in Annex C hereto in the “Plan of Distribution” section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iii) if requested by an Initial Purchaser, include the information required by Item 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; (iv) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential “underwriter” status of any Participating Broker-Dealer, whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Initial Purchasers based upon advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of the Commission; and (v) in the case of a Shelf Registration Statement, include in the prospectus included in the Shelf Registration Statement (or, if permitted by Rule 430B(b) under the Securities Act, in a prospectus supplement that becomes a part thereof pursuant to Rule 430B(f) under the Securities Act) that is delivered to any Holder pursuant to Sections 3(d) and (f) hereof, the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement, as selling securityholders.

(b)The Company shall give written notice to the Initial Purchasers, the Holders of the Securities and any Participating Broker-Dealer from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

(i)when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii)of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(iii)of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, of the issuance by the Commission of a notification of objection to the use of the form on which the Registration Statement has been filed, and of the happening of any event that causes the Company to become an “ineligible issuer,” as defined in Rule 405 under the Securities Act;

(iv)of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)except to the extent otherwise incorporated therein by reference, of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

(c)The Company shall use commercially reasonable efforts to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Registration Statement.

(d)To the extent not available on the Commission’s web site at www.sec.gov, the Company shall furnish to each Holder of Securities named in the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment or supplement thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference). The Company shall not, without the prior consent of the Initial Purchasers, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act.

(e)To the extent not available on the Commission’s web site at www.sec.gov, the Company shall deliver to each Participating Broker-Dealer and each Initial Purchaser, and to any other Holder who so requests in writing, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if any Initial Purchaser or any such Holder requests in writing, all exhibits thereto (including those incorporated by reference).

(f)The Company shall, during the Shelf Registration Period, deliver to each Holder of the Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request in writing. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g)The Company shall deliver to each Initial Purchaser, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request in writing. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by any Initial Purchaser, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

(h)Prior to any public offering of the Securities, pursuant to any Registration Statement, the Company shall use commercially reasonable efforts to register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

(i)The Company shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

(j)Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or so that the prospectus will comply with applicable law, as the case may be. If the Company notifies the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers, the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j). During the period during which the Company is required to maintain an effective Shelf Registration Statement pursuant to this Agreement, the Company will prior to the three-year expiration of that Shelf Registration Statement file, use commercially reasonable efforts to cause to be declared effective (unless it becomes effective automatically upon filing) within a period that avoids any interruption in the ability of Holders of the Securities covered by the expiring Shelf Registration Statement to make registered dispositions, a new registration statement relating to the Securities, which shall be deemed the “Shelf Registration Statement” for purposes of this Agreement.

(k)Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for each series of the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, and provide the applicable trustee with printed certificates for each series of the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company.

(l)The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf

Registration and will make generally available to its securityholders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earning statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

(m)The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(n)The Company may require each Holder of the Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

(o)The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration.

(p)In the case of any Shelf Registration, the Company shall (i) make reasonably available for inspection by the Holders of the Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Securities or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Securities or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated by the Initial Purchasers and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 4 hereof; provided, further, that, if the Company designates in writing any such information, reasonably and in good faith, as confidential, at the time of delivery of such information, each such person will be required to agree or acknowledge that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or otherwise unless and until such is made generally available to the public through no fault or action of such person.

(q)In the case of any Shelf Registration, the Company, if requested by any Holder of the Securities covered thereby, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities substantially in the form provided pursuant to Section 7(d) of the Purchase Agreement with such changes as are customary in connection with the preparation of a Registration Statement addressed to such Holders and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement, (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities, dated the date of the closing of such offering of such Securities, and (iii) its independent public accountants to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter dated the date of the closing of such offering of such Securities, in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement on Auditing Standards No. 72.

(r)If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Initial Securities of each series by Holders to the Company (or to such other Person as directed by the Company) in exchange for the applicable series of Exchange Securities or the Private Exchange Securities, as the case may be, the Company shall mark, or caused to be marked, on the Initial Securities so exchanged that such Initial Securities of each series are being canceled in exchange for the applicable series of Exchange Securities or the Private Exchange Securities, as the case may be, and in no event shall the Initial Securities be marked as paid or otherwise satisfied.

(s)The Company will use commercially reasonable efforts to confirm that the rating of the Initial Securities obtained prior to the initial sale of such Initial Securities will also apply to the Securities covered by a Registration Statement.

(t)In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Rules (the “Rules”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 5121, shall so require, engaging a “qualified independent underwriter” (as defined in Rule 5121) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

(u)The Company shall use commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

4.Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 1 through 3 hereof (including the reasonable fees and expenses, if any, of Sidley Austin LLP, counsel for the Initial Purchasers, incurred in connection with the Registered Exchange Offer), whether or not the Registered Exchange Offer or a Shelf Registration is filed or becomes effective, and, in the event of a Shelf Registration, shall bear or reimburse the Holders of the Securities covered thereby for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount of the Initial Securities covered thereby to act as counsel for the Holders of the Initial Securities in connection therewith.

5.Indemnification and Contribution.

(a)The Company agrees to indemnify and hold harmless each Holder of the Securities, any Participating Broker-Dealer, any of their partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Issuer FWP”), relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or alleged untrue statement or any omission or alleged omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered (including through satisfaction of the conditions of Rule 172 under the Securities Act) by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not sent or given to such person, at or prior to the time of sale of such Securities to such person, an amended or supplemented prospectus, or if permitted by Section 3(d) hereof, an Issuer FWP correcting such untrue statement or alleged untrue statement, or omission or alleged omission if the Company had previously furnished copies thereof to such Holder or Participating Broker-Dealer; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

(b)Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Company and its respective partners, members, directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Holder Indemnified Party”), against any losses, claims, damages or liabilities or any actions in respect thereof, to which such Holder Indemnified Party may become subject, under the Securities Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to a Shelf Registration, or arise out of, or are based upon, the omission or the alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company or its respective officers or directors by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth in the immediately preceding clause, will reimburse any legal or other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating, preparing or defending against any such loss,  claim, damage, liability or action in respect thereof, as such expenses are incurred. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company, its officers and directors or any of its respective controlling persons.

(c)Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Initial Securities, pursuant to the Registered Exchange Offer, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this subsection (d), the Holders of the

Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

(e)This indemnity and contribution provisions contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party or any Holder Indemnified Party.

6.Additional Interest Under Certain Circumstances.

(a)Additional interest with respect to the Initial Securities (the “Additional Interest”) shall be assessed as follows if any of the following events occur (each such event in clause (i) and (ii) below, a “Registration Default”):

(i)The Exchange Offer has not been completed on or prior to the 540th day after the Issue Date; or

(ii)If, pursuant to the terms of Section 2 above, the Company is required to file a Shelf Registration Statement, the Shelf Registration Statement has not been declared effective by the Commission on or prior to the 540th day after the Issue Date or, if the Company is required to file a Shelf Registration Statement with respect to any unsold allotment of Initial Securities held by any Initial Purchaser, the Shelf Registration Statement has not been declared effective by the Commission by the later of (A) the 540th day after the Issue Date and (B) the 360th day after the date on which such Initial Purchaser requests that the Company file a Shelf Registration Statement with respect to such Initial Securities.

Additional Interest shall accrue on the Initial Securities over and above the interest set forth in the title of the Initial Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, as follows: with respect to the first 90-day period immediately following the occurrence of the first Registration Default, Additional Interest will be paid in an amount equal to 0.25% per annum of the principal amount of Initial Securities; and with respect to each subsequent 90-day period until all Registration Defaults have been cured, Additional Interest will increase by an additional 0.25% per annum with respect to such periods, up to a maximum amount of Additional Interest for all Registration Defaults of 0.50% per annum of the principal amount of Initial Securities for any period after the first 90-day period immediately following the occurrence of the first Registration Default.  Following the cure of all Registration Defaults relating to any Initial Securities, Additional Interest shall cease to accrue with respect to such securities.

(b)Payment of Additional Interest shall be the sole and exclusive remedy for a Holder of Initial Securities in the event of a Registration Default referred to in Section 6(a) hereof. No default under this Agreement shall constitute a default or event of default under the Indenture.

(c)Any amounts of Additional Interest due pursuant to Section 6(a) above will be payable in cash on the regular interest payment dates with respect to the Transfer Restricted Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Transfer Restricted Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

(d)“Transfer Restricted Securities” means each Initial Security until (i) the date on which such Initial Security has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of such Initial Security for an Exchange Security of the corresponding series, the date on which such Exchange Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement or (iii) the date on which the resale of such Initial Security has been effectively registered under the Securities Act and such Initial Security is disposed of in accordance with the Shelf Registration Statement.

(e)Notwithstanding the foregoing in this Section 6, (i) the amount of Additional Interest payable shall not increase solely because more than one Registration Default has occurred and is pending, and a Holder of a Transfer Restricted Security who is not entitled to the benefits of the Shelf Registration Statement (i.e., such Holder has not elected to furnish information to the Company in accordance with Section 3(n) hereof) shall not be entitled to Additional Interest with respect to a Registration Default relating to a Shelf Registration Statement, and (ii) no Holder who (x) was eligible to exchange such Holder’s outstanding Securities at the time the Exchange Offer was pending and consummated and (y) failed to validly tender such Securities for exchange pursuant to the Exchange Offer shall be entitled to receive any Additional Interest that would otherwise accrue subsequent to the date that the Exchange Offer is consummated.

7.Rules 144 and 144A. The Company shall use commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Initial Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A under the Securities Act. The Company covenants that it will take such further action as any Holder of Initial Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Initial Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A under the Securities Act (including the requirements of Rule 144A(d)(4) under the Securities Act). The Company will provide a copy of this Agreement to prospective purchasers of Initial Securities identified to the Company by the Initial Purchasers upon request. Upon the request of any Holder of Initial Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act or take any such actions after the Securities no longer constitute Transfer Restricted Securities.

8.Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering (“Managing Underwriters”) will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering.

No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9.Miscellaneous.

(a)Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waivers or consents.

(b)Notices. All notices and other communications provided for or permitted hereunder shall be made through electronic mail or in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(i)if to a Holder of the Securities, at the most current address given by such Holder to the Company.

(ii)if to the Initial Purchasers;

c/o Citigroup Global Markets Inc.

Attention: General Counsel

388 Greenwich Street

New York, New York 10013

c/o Goldman Sachs & Co. LLC

Attention: Registration Department

200 West Street

New York, New York 10282

c/o J.P. Morgan Securities LLC

Attention: Investment Grade Syndicate Desk

383 Madison Avenue

New York, New York 10179

with a copy to:

Sidley Austin LLP

One South Dearborn

Chicago, IL 60603

E-mail: pjha@sidley.com

Attention: Pran Jha

(iii)if to the Company, at its address as follows:

Baxter International Inc.

One Baxter Parkway,

Deerfield, Illinois 60015

Attention: Corporate Secretary

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street
New York, NY 10004

Fax No.: (212) 291-9430

E-mail: blauta@sullcrom.com

Attention: Ari B. Blaut

All such notices and communications shall be deemed to have been duly given: at the time sent, if transmitted by electronic mail; at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(c)No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

(d)Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

(e)Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT THAT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY.

(h)Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(i)Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(j)Submission to Jurisdiction; Waiver of Immunities. By the execution and delivery of this Agreement, the Company, in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any federal or state court in the State of New York or brought under federal or state securities laws, submits to the nonexclusive jurisdiction of any such court in any such suit or proceeding. To the extent that the Company may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of this Agreement, to the fullest extent permitted by law.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers and the Company in accordance with its terms.

Very truly yours, BAXTER INTERNATIONAL INC.
By:
/s/ James Saccaro
Name: James Saccaro
Title: Executive Vice President and Chief Financial Officer

The foregoing Registration Rights Agreement

is hereby confirmed and accepted

as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian Bednarski
Name: Brian Bednarski
Title: Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Sam Chaffin
Name: Sam Chaffin
Title: Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

Acting on behalf of themselves

and as representatives

of the Initial Purchasers

SCHEDULE A

Initial Purchasers

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

BofA Securities, Inc.

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Mizuho Securities USA LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

ANNEX A

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the consummation of the Registered Exchange Offer, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

ANNEX B

Each broker-dealer that receives Exchange Securities for its own account in exchange for Initial Securities, where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See “Plan of Distribution.”

ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the consummation of the Registered Exchange Offer, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                     , 20    , all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.(1)

The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the consummation of the Registered Exchange Offer, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all reasonable expenses incident to the Registered Exchange Offer (including the reasonable expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

______________________________________________________________________________________

(1) In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

ANNEX D

☐ CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:	__________________________________________
Address:	__________________________________________
__________________________________________

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.